UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2007

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2007, the Compensation Committee of the Board of Directors of Health Management Associates, Inc. (“HMA”) approved certain modifications to the executive officer Restricted Stock Awards made under HMA’s 1996 Executive Incentive Compensation Plan, as amended. Commencing January 1, 2007, the number of performance-based measurement criteria was reduced from four to three, with each such criteria representing one third of the restricted stock award subject to annual vesting. The three criteria that will be reviewed annually by the Compensation Committee for vesting purposes are: (i) net operating revenue as compared to the target established in HMA’s internal profit plan (the “Profit Plan”), which is approved annually by HMA’s Board of Directors, (ii) earnings before interest, income taxes, depreciation and amortization as compared to the target established in the Profit Plan and (iii) the change in HMA’s common stock price as compared to a targeted increase.

The form of Restricted Stock Award Notice regarding the aforementioned modifications will be filed as an exhibit to HMA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

Date: April 3, 2007	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and
Chief Financial Officer